UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2022

Permex Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

333-265883	98-1384682
(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd, Suite 925 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(469) 804-1306

(Registrant’s Telephone Number, Including Area Code)

100 Crescent Court, Suite 700

Dallas, Texas

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 24, 2022, the board of directors (the “Board”) of Permex Petroleum Corporation (the “Company”) appointed Melissa Folz to serve as a director on the Board, effective immediately, until the Company’s next meeting of shareholders. Ms. Folz has currently not been selected to serve on a Board committee.

Ms. Folz was not appointed as a director of the Company pursuant to any arrangement or understanding with any other person and there have been no transactions since the beginning of the Company’s last fiscal year and there are currently no proposed transactions to which the Company is a party, or intended to be a party, in which Ms. Folz has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Folz to the Board is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 26, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

October 27, 2022	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer